Exhibit (a)(iii)

                          LEGG MASON INCOME TRUST, INC.

                             ARTICLES SUPPLEMENTARY

      Legg Mason Income Trust, Inc., a Maryland Corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: On August 6, 2003, the Board of Directors of Legg Mason Income Trust, Inc. ("Board"), a Maryland Corporation ("Corporation") organized on February 28, 1987, under authority contained in the Corporation's charter ("Charter"):

      (a) increased the aggregate number of shares of capital stock that the Corporation has authority to issue from one billion three hundred million (1,300,000,000) shares to one billion seven hundred fifty million
(1,750,000,000) shares;

      (b) designated 50,000,000 newly-created shares of capital stock that the Corporation is authorized to issue as shares of "Legg Mason U.S. Government Intermediate-Term Portfolio, Primary Class", such shares to have all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of Primary Class shares of the Corporation, as set forth in Article 6 of the Charter or in any other provisions of the Charter generally relating to stock of the Corporation;

      (c) designated 50,000,000 newly-created shares of capital stock that the Corporation is authorized to issue as shares of "Legg Mason Investment Grade Income Portfolio, Primary Class", such shares to have all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of Primary Class shares of the Corporation, as set forth in Article 6 of the Charter or in any other provisions of the Charter generally relating to stock of the Corporation;

      (d) designated 50,000,000 newly-created shares of capital stock that the Corporation is authorized to issue as shares of "Legg Mason High Yield Portfolio, Primary Class", such shares to have all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of Primary Class shares of the Corporation, as set forth in Article 6 of the Charter or in any other provisions of the Charter generally relating to stock of the Corporation;

      (e) designated 300,000,000 newly-created shares of capital stock that the Corporation is authorized to issue as shares of "Legg Mason U.S. Government Money Market Portfolio", such shares to have all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of Primary Class shares of the Corporation, as set forth in Article 6 of the Charter or in any other

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provisions of the Charter generally relating to stock of the Corporation.

      The par value of shares of capital stock of the Corporation remains one tenth of one cent ($0.001) per share. Immediately before the increase in the aggregate number of authorized shares and the classifications and designations described herein, the aggregate par value of all the authorized shares was one million three hundred thousand (1,300,000) dollars; as increased, the aggregate par value of all of the shares is one million seven hundred fifty thousand (1,750,000) dollars.

      SECOND:Immediately before filing these Articles Supplementary, the Corporation had authority to issue one billion three hundred (1,300,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of one million three hundred thousand (1,300,000) dollars. These shares were classified as follows:

Designation                                     Number of Shares
-----------                                     ----------------
Legg Mason U.S. Government               50,000,000 Primary Class Shares
Intermediate-Term Portfolio              50,000,000 Institutional Class Shares
                                         100,000,000 Financial Intermediary
                                           Class Shares

Legg Mason Investment Grade Income       50,000,000 Primary Class Shares
  Portfolio                              50,000,000 Institutional Class Shares
                                         100,000,000 Financial Intermediary
                                           Class Shares

Legg Mason High Yield Portfolio          50,000,000 Primary Class Shares
                                         50,000,000 Institutional Class Shares
                                         100,000,000 Financial Intermediary
                                           Class Shares

Legg Mason U.S. Government               700,000,000 Shares
        Money Market Portfolio

      THIRD: Immediately after filing these Articles Supplementary, the Corporation shall have authority to issue one billion seven hundred fifty million (1,750,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of one million seven hundred fifty thousand (1,750,000) dollars. These shares are classified as follows:

Designation                                     Number of Shares
-----------                                     ----------------
Legg Mason U.S. Government               100,000,000 Primary Class Shares
  Intermediate-Term Portfolio            50,000,000 Institutional Class Shares
                                         100,000,000 Financial Intermediary
                                           Class Shares

Legg Mason Investment Grade Income       100,000,000 Primary Class Shares
  Portfolio                              50,000,000 Institutional Class Shares
                                         100,000,000 Financial Intermediary
                                           Class Shares

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

Legg Mason High Yield Portfolio          100,000,000 Primary Class Shares
                                         50,000,000 Institutional Class Shares
                                         100,000,000 Financial Intermediary
                                           Class Shares

Legg Mason U.S. Government               1,000,000,000 Shares
        Money Market Portfolio

      FOURTH:The foregoing amendments were approved by a majority of the entire Board of Directors of the Corporation and are limited to changes expressly permitted by Sections 2-105(c) of the Maryland General Corporate Law to be made without action by the stockholders or matters reserved by the Corporation's Charter to the Board of Directors.

      FIFTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

      SIXTH: The undersigned Vice President and Secretary of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President and Secretary acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

      IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Vice President and Secretary and attested to by its Assistant Secretary on August 20, 2003.

ATTEST:                                  LEGG MASON INCOME TRUST, INC.



    /s/ Kevin Ehrlich                       By:  /s/ Marc R. Duffy
---------------------------                      -----------------
Kevin Ehrlich                               Marc R. Duffy
Assistant Secretary                         Vice President and Secretary

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